Exhibit 32.1

Certification of Principal Executive Officer and Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant To Section 906 of

The Sarbanes-Oxley Act of 2002

In connection with the accompanying quarterly report on Form 10-Q of American Copper Corp for the quarter ended January 31, 2013, I, Alexander Stanbury, President, Chief Executive Officer and Chief Financial Officer of American Copper Corp., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such quarterly report of Form 10-Q for the quarter ended January 31, 2013, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such quarterly report of Form 10-Q for the quarter ended January 31, 2013, fairly represents in all material respects, the financial condition and results of operations of American Copper Corp.

Dated: March 18, 2013	/s/ Alexander Stanbury
President, Chief Executive Officer, Secretary, Treasurer, and Chief Financial Officer
(Principal Executive Officer and Principal Financial Officer)